Arteris Announces Financial Results for the First Quarter and Estimated Second Quarter and Updated Full Year 2026 Guidance
Announces Retirement of Chief Financial Officer
CAMPBELL, Calif. - May 12, 2026 - Arteris, Inc. (Nasdaq: AIP), a leading provider of semiconductor technology for accelerating innovation in the AI era, today announced financial results for the first quarter ended March 31, 2026 and provided estimated second quarter and updated full year 2026 guidance.
“Arteris delivered a strong first quarter to start the year, achieving a record Annual Contract Value plus royalties of $92.8 million, up 39% year-over-year, and new highs in revenues, royalties and remaining performance obligation,” said K. Charles Janac, President and Chief Executive Officer of Arteris. “Our customers continue to innovate across high-growth areas, including AI-enabled chips and chiplet architectures spanning data centers, edge devices and emerging physical AI systems. As these increasingly complex systems require a combination of high performance, energy efficiency, functional safety and cybersecurity, we believe we are well positioned to enable efficient and secure data movement across a broad range of end-markets including enterprise computing, automotive, communications, industrial automation and aerospace and defense,” concluded Janac.
First Quarter 2026 Financial Highlights:
•Revenue of $22.9 million, up 39% year-over-year
•Trailing-twelve-months variable royalties of $7.9 million, up 67% year-over-year
•Annual Contract Value (ACV) plus royalties of $92.8 million, up 39% year-over-year
•Remaining Performance Obligation (RPO) of $118.3 million, up 33% year-over-year
•Operating loss of $9.3 million, partially attributable to one-time acquisition related deal consideration elements and fees, compared to an operating loss of $7.7 million in the first quarter of 2025
•Non-GAAP operating loss of $2.5 million, compared to a Non-GAAP operating loss of $3.2 million in the first quarter of 2025
•Net loss of $8.0 million or $0.17 per share
•Non-GAAP net loss of $1.2 million or $0.03 per share
First Quarter 2026 Business Highlights:
•First quarter deal activity was driven by growing customer engagement in enterprise computing, automotive, communications, consumer electronics, and aerospace and defense sectors, with increasing AI integration from data center to edge and physical AI systems;
•Key wins include a leading global hyperscaler expanding its use of Arteris technology, and a leading global memory supplier accelerating chip development for high bandwidth memory (HBM) solutions;
•Arteris technology is finding further adoption in space-exploration related innovation, with a leading U.S. space infrastructure company expanding its use of Arteris, and with Arteris IP used in the Artemis lunar missions through AMD chips;
•We announced Renesas deployed Arteris System IP for its most advanced R-Car Gen 5 SoC series for ADAS and autonomous driving systems;
•We announced a collaboration with MIPS to accelerate development of physical AI solutions, licensing FlexGen smart NoC IP and Magillem SoC integration automation software;
•A leading US-based hyperscaler, an existing Arteris customer, licensed Arteris security technology to help reduce cybersecurity risks;
•Arteris was named to Fast Company’s list of the World’s Most Innovative Companies of 2026 in North America, joining companies such as Google, Nvidia, Anthropic, and more; and
•Arteris Radix technology has been named the winner of a Stevie award in the 2026 America Business Awards for Technology Innovation of the Year in the Software category.

Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP net loss, Non-GAAP net loss per share, and free cash flow are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.
Estimated Second Quarter and Updated Full Year 2026 Guidance:

	Q2 2026	FY 2026
(in millions)
ACV + royalties	$95.0 - $99.0	$102.0 - $106.0
Revenue	$23.0 - $24.0	$91.0 - $95.0
Non-GAAP operating loss	$2.0 - $3.0	$4.5 - $8.5
Free cash flow	$2.0 - $8.0	$5.0 - $9.0
The guidance provided above are forward-looking statements and reflects Arteris' expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.

Definitions of the other business metrics used in this press release including ACV, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”
Chief Financial Officer Retirement
On May 8, 2026, Nicholas B. Hawkins, Chief Financial Officer of Arteris, notified Arteris he will retire effective August 31, 2026. Mr. Hawkins will continue to serve as an advisor to the Company after his retirement date to facilitate an orderly transition.
“Nick has been an invaluable partner during a transformative period for Arteris” said Mr. Janac. “Nick played a key role in Arteris’ growth and development, including transitioning the Company into the public market. We appreciate his contributions, leadership and partnership. We thank him for his dedication to the Company and wish him all the best.”
“It has been a rewarding and enjoyable experience to help lead Arteris through an important stage in its development,” said Mr. Hawkins. “I am proud of the exceptional finance team we have built and what the Company has accomplished. During my seven years at Arteris, in addition to leading the company through its IPO, I have also led our M&A processes, including the important recent acquisition of the cybersecurity company, Cycuity. Arteris has grown substantially in revenue and market capitalization, is now cash positive and is transitioning to Non-GAAP profitability this year. It has been a privilege to serve under Charlie and our excellent board, and alongside our industry-leading leadership team and all our people. Arteris is well positioned for the future, and I look forward to following the Company’s continued progress in the years ahead.”
Mr. Hawkins’ decision to retire is due to an illness in his family and is not the result of any disagreement with the Company or its independent registered public accountants on any matter relating to the Company’s financial statements, operations, policies or practices.
The Board of Directors of Arteris has initiated a comprehensive search for a new CFO.

Conference Call
Arteris will host a conference call today on May 12, 2026 to review its first quarter 2026 financial results and to discuss its financial outlook.

Time:	4:30PM ET
United States/Canada Toll Free:	1-800-717-1738
International Toll:	1-646-307-1865
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of Arteris' website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris is a leading provider of semiconductor technology that accelerates the creation of high-performance, power-efficient silicon with built-in safety, reliability, and security. Innovative Arteris products are designed to optimize data movement and help ease complexity in the modern AI era with network-on-chip (NoC) interconnect intellectual property (IP), system-on-chip (SoC) software for integration automation and hardware security assurance. All are used by the world’s top technology companies to improve overall performance and engineering productivity, reduce risk, lower costs, and bring cutting-edge designs to market faster. Learn more at arteris.com.
© 2004-2026 Arteris, Inc. All rights reserved worldwide. Arteris, Arteris IP, the Arteris IP logo, and the other Arteris marks found at https://www.arteris.com/trademarks are trademarks or registered trademarks of Arteris, Inc. or its subsidiaries. All other trademarks are the property of their respective owners.

Investor Contacts:
Arteris
Nick Hawkins
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations, LLC
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to, statements regarding market trends and whether we are well positioned to capture these opportunities, our long-term growth opportunity and future financial and operating performance, including our GAAP and Non-GAAP estimated second quarter and updated full year 2026 guidance. The words such as "may," "will," "could," "expect," "approximately," "believe," "estimate," "future," "guidance," "outlook," and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; the amount of our future revenue recognition as it relates to our RPO as of March 31, 2026; whether semiconductor companies in the aerospace and defense market, automotive market, communications market, consumer electronics market, enterprise computing market, and industrial market incorporate our solutions into their end products and the growth and economic stability of these end markets; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, our customers and their end product markets including, but not limited to, the imposition of tariffs in markets where we operate; the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine as well as the ongoing conflict in the Middle East; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China, including as a result of changes to trade relations between the United States and China; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 to be filed with the Securities and Exchange Commission (SEC) on May 12, 2026. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended March 31, 2026 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue
Licensing, support and maintenance	$19,272	$15,335
Variable royalties	2,503	1,167
Professional services and other	1,161	30
Total revenue	22,936	16,532
Cost of revenue	3,250	1,526
Gross profit	19,686	15,006
Operating expenses:
Research and development	14,457	11,862
Sales and marketing	8,530	6,529
General and administrative	5,415	4,323
Acquisition related costs	584	—
Total operating expenses	28,986	22,714
Loss from operations	(9,300)	(7,708)
Interest expense	(38)	(48)
Other income (expense), net	670	718
Loss before income taxes and loss from equity method investment	(8,668)	(7,038)
Loss from equity method investment, net of tax	2,989	815
Loss before income taxes	(11,657)	(7,853)
Provision for (benefit from) income taxes	(3,698)	268
Net loss	$(7,959)	$(8,121)

Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.20)
Weighted-average shares used in computing per share amounts, basic and diluted	45,544,682	40,853,048

Arteris, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of
	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$11,674	$33,901
Short-term investments	26,429	20,698
Accounts receivable, net of allowance of $73 as of both March 31, 2026 and December 31, 2025	14,694	19,183
Prepaid expenses and other current assets	8,740	8,608
Total current assets	61,537	82,390
Property and equipment, net	3,594	3,872
Long-term investments	3,779	4,946
Equity method investment	—	2,989
Operating lease right-of-use assets	5,165	3,919
Intangibles, net	19,548	2,168
Goodwill	35,195	4,178
Other assets	11,058	10,569
TOTAL ASSETS	$139,876	$115,031
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$563	$340
Accrued expenses and other current liabilities	27,028	19,094
Operating lease liabilities, current	1,373	1,233
Deferred revenue, current	54,729	51,367
Vendor financing arrangements, current	829	1,166
Total current liabilities	84,522	73,200
Deferred revenue, noncurrent	39,602	43,974
Operating lease liabilities, noncurrent	4,086	3,116
Vendor financing arrangements, noncurrent	452	452
Deferred income, noncurrent	6,161	6,452
Other liabilities	2,462	2,469
Total liabilities	137,285	129,663
Stockholders' equity (deficit):
Preferred stock, par value of $0.001 - 10,000,000 shares authorized and no shares issued and outstanding as of both March 31, 2026 and December 31, 2025	—	—
Common stock, par value of $0.001 - 300,000,000 shares authorized as of both March 31, 2026 and December 31, 2025; 46,017,908 and 44,268,816 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	46	44
Additional paid-in capital	182,014	156,776
Accumulated other comprehensive income	121	179
Accumulated deficit	(179,590)	(171,631)
Total stockholders' equity (deficit)	2,591	(14,632)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$139,876	$115,031

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,959)	$(8,121)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,346	844
Stock-based compensation	5,511	4,313
Amortization of deferred income	(291)	(291)
Loss from equity method investment	2,989	815
Deferred income taxes	(4,103)	—
Net accretion of discounts on available-for-sale securities	(47)	(128)
Other, net	(86)	183
Changes in operating assets and liabilities:
Accounts receivable, net	5,904	10,339
Prepaid expenses and other assets	(739)	(911)
Accounts payable	(834)	(308)
Accrued expenses and other liabilities	(6,341)	(1,977)
Deferred revenue	(2,412)	(1,898)
Net cash (used in) provided by operating activities	(7,062)	2,860
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(295)	(183)
Purchases of available-for-sale securities	(10,352)	(8,738)
Proceeds from maturities of available-for-sale securities	5,778	8,800
Payments for business combination, net of cash acquired	(11,179)	—
Net cash used in investing activities	(16,048)	(121)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under vendor financing arrangements	(337)	(227)
Proceeds from exercise of stock options	349	148
Proceeds from issuance of common stock under the at-the-market agreement, net of commissions and offering costs	844	—
Other financing activities	26	27
Net cash provided by (used in) financing activities	882	(52)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(22,228)	2,687
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	34,250	14,072
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$12,022	$16,759

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define "Non-GAAP gross profit" and "Non-GAAP gross margin" as GAAP gross profit and GAAP gross margin, respectively, adjusted for stock-based compensation expense included in cost of revenue and amortization of acquired intangible assets included in cost of revenue. We define “Non-GAAP loss from operations” as our GAAP loss from operations adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets and acquisition related costs. We define “Non-GAAP net loss” as our net loss adjusted to exclude stock-based compensation, amortization of acquired intangible assets and acquisition related costs.
We define “Non-GAAP net loss per share attributable to common stockholders, basic and diluted”, as our Non-GAAP net loss divided by our GAAP weighted-average number of shares outstanding for the period on a basic or diluted basis, respectively. Management uses this non-GAAP measure to evaluate the performance of our business on a comparable basis from period to period.
The above items are excluded from our Non-GAAP gross profit, Non-GAAP loss from operations and Non-GAAP net loss because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP gross profit, Non-GAAP loss from operations and Non-GAAP net loss provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.
We define free cash flow as net cash (used in) provided by operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash (used in) provided by our operations other than that used for investments in property and equipment.

Other Business Metrics
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties. We define ACV plus royalties as ACV plus the trailing-twelve-months variable royalties and other revenue.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including deferred revenue, billed and unbilled cancelable and non-cancelable contracted amounts.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Gross profit	$19,686	$15,006
Add:
Stock-based compensation expense included in cost of revenue	321	205
Amortization of acquired intangible assets (1)	50	50
Non-GAAP gross profit	$20,057	$15,261
Gross margin	86%	91%
Non-GAAP gross margin	87%	92%

Research and development	$14,457	$11,862
Stock-based compensation expense	(2,256)	(1,973)
Amortization of acquired intangible assets (1)	(319)	(110)
Non-GAAP research and development	$11,882	$9,779

Sales and marketing	$8,530	$6,529
Stock-based compensation expense	(1,383)	(969)
Amortization of acquired intangible assets (1)	(317)	(57)
Non-GAAP sales and marketing	$6,830	$5,503

General and administrative	$5,415	$4,323
Stock-based compensation expense	(1,551)	(1,166)
Non-GAAP general and administrative	$3,864	$3,157

Acquisition related costs	$584	$—
Acquisition related costs (2)	(584)	—
Non-GAAP acquisition related costs	$—	$—

Total operating expenses	$28,986	$22,714
Stock-based compensation expense	(5,190)	(4,108)
Amortization of acquired intangible assets (1)	(636)	(167)
Acquisition related costs (2)	(584)	—
Total Non-GAAP operating expenses	$22,576	$18,439

Loss from operations	$(9,300)	$(7,708)
Stock-based compensation expense	5,511	4,313
Amortization of acquired intangible assets (1)	686	217
Acquisition related costs (2)	584	—
Non-GAAP loss from operations	$(2,519)	$(3,178)

Net loss	$(7,959)	$(8,121)
Stock-based compensation expense	5,511	4,313
Amortization of acquired intangible assets (1)	686	217
Acquisition related costs (2)	584	—
Non-GAAP net loss (3)	$(1,178)	$(3,591)

Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.20)
Per share impacts of adjustments to net loss (4)	$0.14	$0.11
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.09)

Weighted-average shares used in computing per share amounts, basic and diluted	45,544,682	40,853,048
(1) Represents the amortization expenses of our intangible assets attributable to our acquisitions.
(2) Includes advisory, legal, accounting, valuation, other professional or consulting fees and integration costs associated with the Cycuity acquisition.

(3) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.
(4) Reflects the aggregate adjustments made to reconcile Non-GAAP net loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.
Free Cash Flow

	Three Months Ended March 31,
	2026	2025
Net cash (used in) provided by operating activities	$(7,062)	$2,860
Less:
Purchase of property and equipment	(295)	(183)
Free cash flow	$(7,357)	$2,677
Net cash used in investing activities	$(16,048)	$(121)
Net cash provided by (used in) financing activities	$882	$(52)